LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT is entered into as of May 29, 2003 between PVI Virtual Media Services, LLC, a Delaware limited liability company ("Lender") and Princeton Video Image, Inc., a Delaware corporation and a debtor and a debtor in possession, ("Borrower").

                                    RECITALS

         WHEREAS, on May , 2003 ("Filing Date"), Borrower filed a petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey and Borrower has retained possession of its assets and is authorized under Sections 1107 and 1108 of the Bankruptcy Code to continue the management and operation of its business as a debtor in possession;

         WHEREAS, Borrower has requested that Lender provide a debtor in possession financing facility to Borrower that will provide the additional funds that Borrower requires to supplement the available cash collateral that Borrower is permitted to use in accordance with the terms of an Approved Budget and permitted variances from that Approved Budget;

         WHEREAS, Lender has indicated its willingness to agree to extend that financing to Borrower upon the terms and conditions set forth in this Agreement and upon the entry of a Financing and Cash Collateral Order acceptable to Lender;

         WHEREAS,   Borrower  has  agreed  to  provide  such  other  protection, including collateral security, as described in this Agreement and the Financing and Cash Collateral Order, subject to the approval of the Bankruptcy Court; and

         WHEREAS, the Bankruptcy Court has entered a Financing and Cash Collateral Order pursuant to which Borrower is permitted to use cash collateral and Lender may make post-petition loans, advances and other financial accommodations to Borrower secured by all assets and properties of Borrower as set forth in, and subject to the exclusions as set forth in, the Financing and Cash Collateral Order and the Loan Documents.

         NOW, THEREFORE, in consideration of these premises and of the mutual undertakings set forth herein, the parties hereto agree to as follows:

                                   ARTICLE 1

                   DEFINITIONS, CONSTRUCTION AND RATIFICATION

         1.1. TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "Accounts" means, in addition to the definition of accounts in the UCC, all presently existing and hereafter arising accounts receivable, contract rights, and all other forms of obligations owing to Borrower arising out of the sale, lease, license or assignment of goods or other property, or the rendition of services by Borrower, whether or not earned by performance, all credit insurance, guaranties, and other security therefor, and Borrower's Books relating to any of the foregoing.

         "Advances" means all loans, advances and other financial accommodations by Lender to or on account of Borrower under Section 2.1.

         "Agreement" means this Loan and Security Agreement.

         "Approved Budget" means the most current Budget that has been approved by Lender, in its absolute discretion. The initial Approved Budget is attached as Exhibit B.

         "Asset Purchase Agreement" means the asset purchase agreement between Lender and Borrower.

         "Authorized Officer" means any officer or other representative of Borrower authorized in a writing delivered to Lender to transact business with Lender.

         "Avoidance Actions" means recoveries from, or settlements of, actions commenced by Borrower's bankruptcy estate under Chapter 5 of the Bankruptcy Code.

         "Bankruptcy Code" means Title 11, United States Code.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of New Jersey or such other court having jurisdiction over the Case.

         "Borrower's Books" means all of Borrower's books and records including all of the following: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities, or the Collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information, and the facilities containing such information, but specifically excluding Borrower's corporate minute books, stock ledgers and the like.

         "Borrowing Request" means a Borrowing Request in the form of Exhibit A.

         "Budget" has the meaning ascribed to that term in Section 5.10 and any revisions provided by Borrower to Lender pursuant to this Agreement.

         "Business Day" means any day which is not a Saturday, Sunday, or other day on which banks in the State of New York are authorized or required to close.

         "Carve Out" has the meaning ascribed to that term in Section 4.6.


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

         "Carve Out  Replenishment"  has the  meaning  ascribed  to that term in
Section 4.6.

         "Case" means Borrower's reorganization case under Chapter 11 of the Bankruptcy Code, pending in the United States Bankruptcy Court (Chapter 11 Case No. [to be inserted]).

         "Cash Shortfall" means, for any period, the amount, if any, that (x) cash requirements of Borrower for the categories of expenses and costs included in the Approved Budget exceed (y) cash collections received by Borrower that are available for use by Borrower in the ordinary course of business.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 20% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Company, other than any present holders of Equity Interests having such voting power or equity value; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not nominated by the current board of directors of the Company; or (c) the acquisition of direct or indirect Control of the Company by any Person or group other than any such Person or group who presently has direct or indirect Control of the Company.

         "Chattel Paper" shall have the same meaning ascribed to such term in the UCC.

         "Collateral" means all assets of Borrower, whether now owned or existing, or hereafter acquired or arising, and wherever located, and whether owned before or after the Filing Date including all of the following assets, properties and interests in property of Borrower: all Accounts; Commercial Tort Claims, Equipment; General Intangibles; Chattel Paper; Inventory; Negotiable Collateral; Investment Property; Financial Assets; Letter of Credit Rights; Supporting Obligations; Deposit Accounts; Documents; money or any assets of Borrower, including assets which hereafter come into the possession, custody, or control of Lender; all real property; all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all tangible or intangible property resulting from the sale, lease, license or other disposition of the foregoing, or any portion thereof or interest therein, and all proceeds thereof; and all other property of Borrower's estate in the Case or otherwise, including all tax refunds and choses in action. However, Collateral shall not include the proceeds of Avoidance Actions, other than in any Carve Out Replenishment.

         "Commercial Tort Claims" means any "commercial tort claim" as defined in Article 9 of the UCC.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Daily Balance" means the amount of the Obligations owed at the end of a given day.

         "Deposit Account" shall have the meaning ascribed to such term in the UCC.

         "Documents" shall have the meaning ascribed to such term in the UCC.

         "Equipment" means in addition to the definition of equipment in the UCC all of Borrower's present and hereafter acquired equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, motor vehicles, rolling stock, processors, tools, goods (other than consumer goods or farm products) and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

         "Event of Default" means any event specified in Article 8.

         "Filing Date" shall have the meaning ascribed to such term in the above Recitals.

         "Financial Assets" shall have the meaning ascribed to such term in the UCC.

         "Financing and Cash Collateral Order" means the order authorizing, inter alia, (a) the use of the Prepetition Secured Lenders' cash collateral pursuant to Section 363(c) of the Bankruptcy Code and (b) the granting of credit by Lender to Borrower pursuant to Section 364 of the Bankruptcy Code, entered by the Bankruptcy Court in the Case, and any subsequent order pursuant to Section 363(c) or 364 of the Bankruptcy Code, in each case, that is consented to by Lender in its absolute discretion.

         "General Intangibles" means, in addition to the definition of general intangibles in the UCC, all of Borrower's present and future general intangibles and other personal property (including choses or things in action, goodwill, Patents, Patent Applications, Intellectual

Property, trade names; trademarks, service marks, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds (other than "trust funds"), route lists, infringement claims, computer programs, computer discs, computer tapes, Borrower's Books, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts. However, General Intangibles shall not include Avoidance Actions.

         "Ineligible Professional Fees" shall have the meaning ascribed to that term in Section 4.6.

         "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the Bankruptcy Code, as amended, or under any other state or federal insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with its creditors.

         "Instruments" shall have the meaning ascribed to such term in the UCC.

         "Intellectual Property" means the following property of Borrower: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all rights arising under or in connection with all Patents, Patent Applications and Patent disclosures related to the Purchased Assets, (ii) all trademarks, service marks, trade dress, logos, slogans, trade names and corporate names (including, without limitation, "L-VIS(R)" and "i-Point(TM)"), together with all translations, adaptations, derivations and combinations thereof (including all goodwill associated therewith), and all applications, registrations and renewals related to the Purchased Assets, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals related to the Purchased Assets, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research, know-how, techniques, methods, data, product drawings, training manuals, clinical and regulatory strategies, and business and marketing plans and proposals) related to the Purchased Assets, (v) all computer software related solely to the Purchased Assets and not other applications, (vi) all computer generated data and documentation related to the Purchased Assets,
(vii) all Third Party License Rights related to the Purchased Assets, (viii) all designs, plans and documentation in whatever form related to products under development or products subject to a change in design or composition, (ix) all other proprietary rights related to the Purchased Assets, and (x) all copies and tangible embodiments thereof (in whatever form or medium) related to the Purchased Assets.

         "Inventory" means, in addition to the definition of inventory in the UCC, all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service, Borrower's present and future raw materials, work in process, finished goods, tangible property, stock in trade, wares, and materials used in or consumed in Borrower's business, goods which have been returned to, repossessed by, or stopped in transit by Borrower, packing and shipping materials, wherever located, any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

         "Investment   Property"   means,  in  addition  to  the  definition  of
investment property in the UCC, all Equity Interests.

         "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Lender" means the Lender named in the caption of this Agreement.

         "Lender Expenses" means all of the following: costs and expenses (whether taxes, assessments, insurance premiums or otherwise) required to be paid by Borrower under any of the Loan Documents which are paid or advanced by Lender; filing, recording, publication, appraisal and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; costs and expenses incurred by Lender in the disbursement or collection of funds to or from Borrower; charges resulting from the dishonor of checks; costs and expenses incurred by Lender to correct any default or enforce any provision of the Loan
Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the
Collateral, or any portion thereof, irrespective of whether a sale is consummated; and costs and expenses incurred by Lender in enforcing or defending the Loan Documents, including costs and expenses incurred in connection with any proceeding, suit, enforcement of judgment, or appeal.

         "Letter of Credit Rights" shall have the meaning ascribed to such term in the UCC.

         "Liens" means all liens (including mechanics', materialmen's and other consensual and non-consensual liens and statutory liens), security interests, encumbrances and claims (including, but not limited to, any "claim" as defined in section 101(5) or "lien" as defined in section 101(37) of the Bankruptcy
Code), reclamation claims, mortgages, deeds of trust, pledges, covenants, restrictions, hypothecations, charges, indentures, loan agreements, instruments, contracts, leases, licenses, options, rights of first refusal, contracts, offsets, recoupment, rights of recovery, judgments, orders and decrees of any court or foreign or domestic governmental entity, claims for reimbursement, contribution, indemnity or exoneration, assignment, preferences, debts, charges, suits, licenses, options, rights of recovery, interests, products liability, alter-ego, environmental, successor liability, tax and other liabilities, causes of action and claims, or other encumbrances or restrictions on or conditions to transfer or assignment of any kind (including without limitation to the generality of the foregoing restrictions or conditions on or to the transfer, assignment, or renewal of licenses, permits, registrations, and authorizations or approvals of or with respect to governmental units and instrumentalities) to the fullest extent of the law, in each case whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, or known or unknown, whether arising prior to, on, or subsequent to the commencement of the Case, whether imposed by agreement, understanding, law, equity or otherwise.

         "Loan Documents" means, collectively, this Agreement, the Note, any Financing and Cash Collateral Order, any security agreements, pledge agreements, mortgages, deeds of trust or other encumbrances or agreements which secure the Obligations, and any other agreement entered into between Borrower and Lender or by Borrower or a Guarantor in favor of Lender relating to or in connection with this Agreement or the Obligations.

         "Multiemployer Plan" means a multiemployer plan as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f).

         "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, documents, leases and Chattel Paper.

         "Note" means the promissory note made by Borrower to the order of Lender concurrently herewith or at any time hereafter.

         "Obligations" means all loans, advances, debts, liabilities, obligations, covenants, and duties owing by Borrower to Lender of any kind and description in connection with any Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any debt, liability or obligation owing from Borrower to others which Lender may obtain by assignment or otherwise, all interest thereon and all Lender Expenses.

         "Operating Report" means an operating report to be supplied by Borrower pursuant to Section 6.1.

         "Patent" means United States Letters Patent and design patent, including any extension, registration, confirmation, continuation, division, continuation-in-part, reissue, re-examination or renewal thereof, including L-VIS(R), and also including any foreign equivalents of any of the foregoing.

         "Patent Application" means an application, including a provisional application, for a Patent.

         "Permitted  Liens"  means all Liens  listed  on the  attached  Schedule
5.1(a).

         "Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         "Prepetition Secured Lenders" means the holders of the Prepetition Secured Obligations."

         "Prepetition  Secured Loan  Documents"  means the  documents  listed on
Schedule 5.1(b).

         "Prepetition Secured Obligations" means the prepetition obligations that are secured under the Prepetition Secured Loan Documents in amounts not to exceed the amount set forth on Schedule 5.1(b).

         "Projected Cash Shortfall" means, for any period, the amount by which "Total Cash Requirements" (as indicated in an Approved Budget), exceeds "A/R Collections" as indicated in an Approved Budget.

         "Super-Priority Administrative Expense" means a claim against Borrower or its estate in the Case that is an administrative expense claim having priority over (a) any and all allowed administrative expenses and (b) unsecured claims now existing or hereafter arising, including administrative expenses of the kind specified in Section 503(b), 506(c) or 507(b) of the Bankruptcy Code.

         "Supporting Obligation" shall have the meaning ascribed to such term in the UCC.

         "Term" means the period from the date of the execution and delivery by Lender of this Agreement through and including the later of (a) the Termination Date and (b) the indefeasible payment and performance in full of the Obligations.

         "Termination  Date"  means (a) the  earliest of (i) August 29, 2003 and
(ii) the date on which Lender has the right to terminate its obligation to purchase assets pursuant to the Asset Purchase Agreement (the period through such date the "Initial Term"), unless such date is extended pursuant to Section 3.1, and if so extended on one or more occasions the last date of the last such extension and (iii) the closing of the purchase of assets pursuant to the Asset Purchase Agreement, or (b) if earlier terminated by Lender pursuant to Section 9.1, the date of such termination.

         "Third Party License Rights" means all permissions, licenses, covenants not to sue, grants, and other express or implied authorization to make, use, sell, import, create derivative works, publicly display, publicly perform, rent, or otherwise operate that may be needed by the Business to avoid violating an Intellectual Property right of a third party, including those relating to L-VIS(R) and iPoint(TM).

         "UCC" means the New York Uniform Commercial Code.

         1.2. INTERPRETATION.

         a. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

         b. Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

         c. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

         d.  A  reference  to  any  legislation  or  to  any  provision  of  any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

         e. All references to "$" and dollars shall be deemed to refer to United States currency.

         f. All references to any financial or accounting terms shall be defined in accordance with GAAP as applicable in the United States.

         g. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Recitals, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         h. The meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms.

         i. Borrower and Lender hereby acknowledge that (i) Borrower and Lender jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (ii) Borrower and Lender have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption shall be made that any provision of this Agreement shall be construed against either party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

         j. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

         k. References to any document, instrument, mortgage or agreement of any
kind  shall  refer  to  any   permitted   amendments,   restatements   or  other
modifications thereof.

         1.3. EXHIBITS. All of the exhibits, addenda or riders attached to this Agreement shall be deemed incorporated herein by reference.

         1.4. UCC. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC, unless otherwise defined herein.

                                   ARTICLE 2

                          ADVANCES AND TERMS OF PAYMENT

         2.1. ADVANCES; ADVANCE LIMIT. Upon the request of Borrower, made at any time or from time to time during the Term and so long as no Event of Default has occurred and is continuing, Lender shall make Advances in an amount up to the lesser of (a) an amount equal to (i) 110% of the aggregate semi-monthly amounts of Projected Cash Shortfall on a cumulative basis from the effective date of this Agreement through such date of determination minus (ii) the aggregate amount outstanding of all Advances made to the Borrower hereunder from the Closing Date through such date of determination and (b) the actual semi-monthly amounts of Cash Shortfall as indicated in the current Operating Report as of the time of any request for an Advance. Without the consent of the Lender, Borrower may make no more than one request for an Advance in any semi-monthly period.

         2.2. OVERADVANCES. All Advances shall be added to and be deemed part of the Obligations when made. If, at any time and for any reason, the aggregate amount of the outstanding Advances exceeds the amounts permitted under Section
2.1 (an "Overadvance") then Borrower shall, upon demand by Lender, immediately pay to Lender, in cash, the amount of that Overadvance.

         2.3. AUTHORIZATION TO MAKE ADVANCES. Lender is hereby authorized to make Advances based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer, or, at the discretion of Lender, if such Advances are necessary to satisfy any Obligations. All requests for Advances shall be made pursuant to a Borrowing Request specifying the date on which such Advance is to be made (which day shall be a Business Day at least one Business Day after the request of such Advance) and the amount of such Advance. Requests received after 12:00 p.m. Eastern Standard Time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Advances made under this Agreement shall be conclusively presumed to have been made to, at the request of, and for the benefit of Borrower when deposited to the credit of Borrower or otherwise disbursed in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement. Unless otherwise requested by Borrower, all Advances shall be made by a wire transfer to the deposit account of Borrower designated by Borrower from time to time in a writing delivered to Lender.

         2.4. INTEREST.

         a. Except where specified to the contrary in the Loan Documents, the aggregate outstanding balances of the Obligations shall accrue interest at the per annum rate of ten percent (10%). The Obligations shall bear interest from and after written notice by Lender to Borrower of the occurrence of an Event of Default, and without constituting a waiver of any such Event of Default, at the per annum rate of twelve percent (12%) (the "Default Rate"). All interest payable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed on the Daily Balance. Interest as provided for herein shall continue to accrue until the Obligations are paid in full.

         b. All interest payable by Borrower shall be due and payable on the date that all Advances are due and payable. Lender may, at its option, add such interest and all Lender Expenses to the Obligations, and such amount shall thereafter accrue interest at the rate then applicable under this Agreement.

         c. In no event shall interest on the Obligations exceed the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make an agreement which violates any applicable state or federal usury laws. In no event shall Borrower pay or Lender accept or charge any interest which, together with any other charges upon the principal or any portion thereof, exceeds the maximum lawful rate of interest allowable under any applicable state or federal usury laws. Should any provision of this Agreement or any existing or future Notes or Loan Documents between the parties be construed to require the payment of interest or any other fees or charges which could be construed as interest which, together with any other charges upon the principal or any portion thereof and any other fees or charges which could be construed as interest, exceeds the maximum lawful rate of interest, then any such excess shall be applied to the remaining principal balance of the Obligations, if any, and the remainder refunded to Borrower.

                                   ARTICLE 3

                                      TERM

         3.1. TERM AND RENEWAL DATE. This Agreement shall become effective upon execution by Lender and upon approval by the Bankruptcy Court, and continue in full force through the Termination Date. This Agreement may be extended by mutual written agreement of the parties. In addition, Lender shall have the right to terminate this Agreement immediately at any time upon the occurrence of an Event of Default. No such termination shall relieve or discharge Borrower of its duties, Obligations and covenants hereunder until all Obligations have been paid and performed in full, and Lender's continuing security interest in the Collateral shall remain in effect until the Obligations have been fully and irrevocably paid and satisfied in cash or cash equivalent. On the Termination Date of this Agreement, the Obligations shall be immediately due and payable in full.

         3.2. FINANCING AND CASH COLLATERAL ORDERS. Prior to making any Advance, the Bankruptcy Court shall have entered the Financing and Cash Collateral Order and such Financing and Cash Collateral Order shall be in full force and effect and shall not have been amended, modified, stayed or reversed, without Lender's Consent.

                                   ARTICLE 4

                    CREATION OF CONTINUING SECURITY INTEREST

         4.1. GRANT OF CONTINUING SECURITY INTEREST. Borrower (as debtor and as debtor in possession) hereby grants to Lender a security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of the Obligations and in order to secure prompt performance by Borrower of each of its covenants and Obligations under the Loan Documents.

         4.2. NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall notify Lender and upon the request of Lender (but only to the extent not prohibited under the Prepetition Secured Loan Documents), immediately endorse and assign such Negotiable Collateral to Lender and deliver physical possession of such Negotiable Collateral to Lender.

         4.3. DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall execute and deliver to Lender concurrently with Borrower's execution and delivery of this Agreement and at any time thereafter immediately at the request of Lender, all financing statements, continuation financing statements, fixture filings, security agreements. chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, patent assignments, trademark
assignments,   and  all  other  documents  that  Lender  may  request,  in  form satisfactory to Lender, to perfect and maintain perfected Lender's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents and Borrower hereby authorizes Lender to file and/or record such financing statements and other documents as Lender deems necessary to perfect and maintain Lender's continuing security interest in the Collateral, and agrees any such financing statement may contain an "all asset" or "all property" description of the Collateral, and Borrower hereby ratifies any such financing statement or other document heretofore filed by Lender.

         4.4. POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes and appoints Lender (and any person designated by Lender) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any of the above described documents or on any other similar documents to be executed, recorded or filed in order to perfect or continue perfected Lender's continuing security interest in the Collateral including patent assignments and trademark assignments. In addition, Borrower hereby appoints Lender (and any person designated by Lender) as Borrower's attorney-in-fact with power to: (a) sign Borrower's name on verifications of Accounts, on other Collateral and, upon the continuance of an Event of Default, on notices to Account debtors; (b) send requests for verification of Accounts and other Collateral; (c) upon the continuance of an Event of Default, endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (d) upon the occurrence of an Event of Default (except as provided in the Financing and Cash Collateral Order and subject to the rights of the holders of the Prepetition Secured Obligations), notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (e) upon the occurrence of an Event of Default (but subject to the rights of the holders of the Prepetition Secured Obligations) make, settle and adjust all claims under Borrower's policies of insurance, endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance. The appointment of Lender as Borrower's attorney-in-fact and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable so long as any Accounts in which Lender has a continuing security interest remain unpaid and until all of the Obligations have been fully repaid and performed.

         4.5. RIGHT TO INSPECT. Lender shall have the right at any time or times hereafter during Borrower's usual business hours, or during the usual business hours of any third party having control over Borrower's Books to inspect Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral or Borrower's financial condition. Lender also shall have the right at any time or times hereafter during Borrower's usual business hours to inspect and examine the Inventory, the Equipment and the other Collateral and to check and test the same as to quality, quantity, value and condition.

         4.6. CARVE OUT. Notwithstanding anything to the contrary in this Agreement, Lender's security interest in the Collateral shall be subject to a carve out (the "Carve Out") for the sum of allowed administrative expenses in the Case payable pursuant to 28 U.S.C. ss. 1930(a)(6) and Priority Professional Expenses (as defined below) in the Case. "Priority Professional Expenses" means allowed fees, costs and reasonable expenses allowed or permitted pursuant to Sections 330 and 331 of the Bankruptcy Code, exclusive of prepetition retainers, of: (a) Fox Rothschild, LLP, general counsel for the Borrower, up to the amount of $150,000.00; (b) Smith, Stratton, Wise, Heher & Brennan, LLP, special counsel to the Borrower, up to the amount of $75,000.00; (c) PricewaterhouseCoopers, Borrower's accountant, up to the amount of $50,000.00; (d) Broadband Capital Management, Borrower's financial advisor, in an amount up to $100,000.00 and (e) any professionals retained by any official creditors committee in the Case that may be appointed in this Case up the amount of $25,000.00, provided, however,
Priority Professional Expenses shall not include any fees or expenses (collectively the "Ineligible Professional Fees") incurred by any such professional in preventing, hindering or delaying the Lender or the Prepetition Secured Lenders from enforcing or realizing upon any of their collateral once an Event of Default has occurred, using or seeking to use cash collateral or selling any collateral subject to the liens of the Prepetition Secured Lenders or the Lender without the prior written consent of the Prepetition Secured Lender or the Lender objecting to or contesting in any manner, or raising any defenses to, the validity, extent, amount, perfection, priority or enforceability of the Prepetition Secured Obligations the Liens securing, or purporting to secure, the Prepetition Secured Obligations, any Prepetition Secured Loan Documents, any Obligations, and Liens securing, or purporting to secure, any Obligations or any Loan Documents or any other rights or interest of the Prepetition Secured Lenders and the Lender, or in asserting any claims or causes of action, including any actions under Chapter 5 or Section 724(a) of the Bankruptcy Code, or for equitable subordination, against the Lender or the Prepetition Secured Lenders. The exclusion of the Ineligible Professional Fees from Priority Professional Expenses shall not include fees and expenses related to the investigation of the extent, validity and priority of the Prepetition Secured Obligations and Liens, the investigation of claims or causes of action against the Prepetition Secured Lenders, or litigation respecting whether an Event of Default has occurred. However, if after payment of any of the above-amounts from the Collateral or unencumbered assets are received by the Borrower, including its bankruptcy estate, such funds shall be used to replenish the amount of the proceeds of such Collateral used for such payments included in the Carve Out to the extent such payments result in a diminution in value of the Lender in the Collateral or leaves the Lender undersecured or, if applicable, further undersecured. Any such payment will be referred to in this Agreement as a "Carve Out Replenishment". Nothing herein shall be construed as consent to the allowance of any Priority Professional Expenses or shall effect the rights of the Lender or the Prepetition Secured Lenders to object to the allowance in payment of such expenses. Any payments made to any of the professionals pursuant to the Approved Budget and permitted to be paid under Sections 330 and 331 of the Bankruptcy Code or otherwise pursuant to an order of the Bankruptcy Court shall reduce the respective Priority Professional Expenses allocated to each such professional. Notwithstanding the expiration of the Term or the termination of the Lender's obligation to make Advances to the Debtor pursuant to the Loan Agreement, Lender shall nevertheless continue to make Advances under the Loan Agreement for the purposes of (i) funding the Carve Out (or any unpaid portion of the Carve Out) but only to the extent amounts covered by the Carve Out have been incurred, and not paid, whether or not applied for or allowed prior to the termination of the

Lender's obligation to make advances under the Loan Agreement and (ii) funding any expenses set forth in the Approved Budget which have been incurred but not paid prior to the termination of the Lender's obligation to make Advances under the Loan Agreement. Upon the expiration of the Term or the termination of the Lender's obligation (the "Termination Date") to make advances to the Debtor pursuant to the Loan Agreement, the Lender shall have no obligation to fund any Professional Fee Expenses incurred after the Termination Date except to the extent (i) of an aggregate of $25,000 for all professionals covered by the Carve Out and (ii) such Professional Fee Expenses are within the individual Carve Out limits set forth in this Section 4.6

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         Borrower   represents   and  warrants  to  Lender  the   following  and
acknowledges:

         5.1. PRIOR ENCUMBRANCES; SECURITY INTERESTS. Borrower has good and marketable title to the Collateral, free and clear of liens, except for the continuing security interests granted to Lender by Borrower and Permitted Liens. Other than Permitted Liens, Borrower will not create or permit to be created any Lien on any Collateral or any of its other assets. The Permitted Liens secure only the Prepetition Secured Obligations and obligations specified on the Financing and Cash Collateral Order.

         5.2. LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment is not now, and shall not at any time or times hereafter be stored, with a bailee, warehouseman, processor, or similar party. Borrower shall keep the Inventory and Equipment only at the addresses set forth on Schedule 5.2, unless Inventory or Equipment are required to be moved to a different location to enable Debtor to provide services to a customer in which case Borrower shall promptly notify Lender of the new location of such Inventory and Equipment

         5.3. RELOCATION OF CHIEF EXECUTIVE OFFICE. The chief executive office of Borrower is at the address indicated on the first page of this Agreement and Borrower will not, without ten days' prior written notice to Lender, relocate such office.

         5.4. DUE INCORPORATION AND QUALIFICATION. Borrower is and shall at all times hereafter be a corporation duly organized and existing under the laws of the state of its incorporation as set forth on the first page hereof and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of assets requires that it be so qualified.

         5.5. FICTITIOUS NAME. Borrower is conducting its business under the trade or fictitious name(s) listed on Schedule 5.5 and no others. Borrower has complied with the fictitious name laws of all jurisdictions in which compliance is required in connection with its use of such name(s).

         5.6. PERMITS AND LICENSES. Borrower holds all licenses, permits, franchises, approvals and consents required for the conduct of its business and the ownership and operation of its assets.

         5.7. DUE AUTHORIZATION. Borrower has the right and power and is duly authorized by all appropriate corporate action to enter into each of the Loan Documents to which it is a party.

         5.8. COMPLIANCE WITH ARTICLES; BYLAWS. The execution by Borrower of the Loan Documents to which it is a party does not constitute a breach of any provision contained in Borrower's Certificate or Articles of Incorporation or its Bylaws, nor does it constitute an event of default under any material agreement to which Borrower is now or may hereafter become a party.

         5.9. LITIGATION. Except as disclosed on Schedule 5.9 hereto there are no actions, proceedings or claims pending by or against Borrower whether or not before any court or administrative agency and Borrower has no knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff. If any such actions, proceedings or claims presently exist or arise during the Term, Borrower shall promptly notify Lender in writing and shall, from time to time, notify Lender of all material events relating thereto.

         5.10. ACCURACY OF INFORMATION AND NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All information furnished by Borrower to Lender and all statements made by Borrower to Lender including information set forth in any loan application, is true, accurate and complete in all respects and does not contain any misstatement of fact or omit to state any facts necessary to make the statements or information contained therein not misleading in any material respect. All financial statements relating to Borrower which have been or may hereafter be delivered to Lender (a) have been prepared in accordance with GAAP;
(b) fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended; and (c) disclose all contingent obligations of Borrower. The Borrower has delivered to the Lender a three-month cash revenue and expense budget (the "Budget"). The Budget has been prepared in good faith based upon reasonable assumptions. The Budget is attached hereto as Exhibit B. To the knowledge of the Borrower, no facts exist that (individually or in the aggregate) would result in any material change in any of the assumptions in the Budget. The Budget is based upon reasonable estimates and assumptions, has been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower of the results of operations and other information projected therein.

         5.11. ERISA. Neither Borrower or any ERISA Affiliate, nor any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a), or any of the published interpretations thereof. No lien upon the assets of Borrower has arisen with respect to any Plan. No "prohibited transaction" within the meaning of ERISA
Section 406 or IRC Section 4975(c) has occurred with respect to any Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

         5.12. ENVIRONMENTAL LAWS AND HAZARDOUS MATERIALS.

         a. Borrower has complied, and at all times through the Term will comply, with all Environmental Laws. Borrower has not and will not cause or permit any Hazardous Materials to be located, incorporated, generated, stored, manufactured, transported to or from, released, disposed of, or used at, upon, under, or within any premises at which Borrower conducts its business, or in connection with Borrower's business, except in compliance with applicable law. To the best of Borrower's knowledge, no prior owner or operator of any premises at which Borrower conducts its business has caused or permitted any of the above to occur at, upon, under, or within any of the premises. Borrower will not permit any lien to be filed against the Collateral or any part thereof under any Environmental Law, and will promptly notify Lender of any proceeding, inquiry or claim relating to any alleged violation of any Environmental Law, or any alleged loss, damage or injury resulting from any Hazardous Material. Lender shall have the right to join and participate in, as a party if it so elects, any legal or administrative proceeding initiated with respect to any Hazardous Material or in connection with any Environmental Law. "Hazardous Material" includes without limitation any substance, material, emission, or waste which is or hereafter becomes regulated or classified as a hazardous substance, hazardous material, toxic substance or solid waste under any Environmental Law, asbestos, petroleum products, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, and any other hazardous or toxic substance, material, emission or waste. "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the regulations pertaining to such statutes, and any other safety, health or environmental statutes, laws, regulations or ordinances of the United States or of any state, county or municipality in which Borrower conducts its business or the Collateral is located.

         b. All present business operations of Borrower's businesses including those involving Hazardous Materials are in material compliance with all applicable Environmental Laws.

         5.13. TAX COMPLIANCE. Borrower has filed all tax returns required to be filed by it and has paid all taxes due and payable on said returns and on any assessment made against it or its assets, except for returns which have not been filed but are the subject of appropriate extensions.

         5.14. INTELLECTUAL PROPERTY. Schedule 5.14 attached to this Agreement contains a true, complete and current listing of all copyrights, copyright applications, trademarks, trademark rights, trade names, patents, patent rights or licenses, patent applications and other Intellectual Property of the Borrower that are registered with any governmental authority as of the Closing Date. Borrower owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Borrower is liable to any Person for infringement under applicable law with respect to any such rights as a result of its business operations.

         5.15. EQUITY INTERESTS. All Equity Interests owned by Borrower are set forth on Schedule 5.15.

         5.16. USE OF PROCEEDS. All proceeds provided by Lender to Borrower pursuant to any Financing and Cash Collateral Order, this Agreement or otherwise, shall be used by Borrower in accordance with the Approved Budget. No portion of any administrative expense claim or other claim relating to the Case shall be used for Ineligible Professional Expenses.

         5.17. EVENTS OF DEFAULT. No event of default has occurred or is existing under any of the Loan Documents.

         5.18. FINANCING AND CASH COLLATERAL ORDER. Each applicable Financing and Cash Collateral Order has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any order of the Bankruptcy Court (other than as consented to by Lender) and is not subject to any pending appeal or stay.

         5.19. SUPER-PRIORITY ADMINISTRATIVE EXPENSES. Upon the entry of the Financing and Cash Collateral Order, the Obligations: (a) shall at all times constitute a Super-Priority Administrative Expense having priority, pursuant to Sections 364(c)(1) of the Bankruptcy Code, over any other claims of any entity, including any claims under Sections 503, 507, 1113, and 1114 of the Bankruptcy Code, other than claims of the lenders under the Prepetition Secured Obligations, and (b) pursuant to Sections 364(c)(2) and (3) and 364(d) of the Bankruptcy Code, shall at all times be secured by a perfected lien in all of the assets (other than Avoidance Actions), whether now owned or hereafter acquired of Borrower and its estates, pursuant to the terms of the Loan Documents prior to all Liens, other than the Liens of the lenders under the Prepetition Secured Obligations.

         5.20. RELIANCE BY LENDER; CUMULATIVE. Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated by Borrower with each request for an Advance and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall now or hereafter give, or cause to be given, to Lender.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

         Borrower covenants and acknowledges that during the Term Borrower shall comply with all of the following:

         6.1. COLLATERAL AND OTHER REPORTS. Borrower shall provide to Lender the following: (a) as soon as available and in any event no later than three
Business Days after each semi-monthly period, an operating report ("Operating Report") (in form and substance satisfactory to Lender as of the last day of the preceding semi-monthly period, setting forth the following information for the Borrower for the preceding semi-monthly period on both a semi-monthly and cumulative basis from the Filing Date to such date, together with a reconciliation report comparing such results with the Borrower's Budget for such period, on a cash basis: (i) total disbursements and (ii) total cash receipts;
(b) within one Business Day of Borrower's filing with the Bankruptcy Court, all Monthly Operating Reports required by the Office of the United States Trustee and all schedules and statements required by Section 521 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 1007; and (c) within one Business Day of filing or distribution, as the case may be, copies of all pleading, motions, applications, judicial information, financial information and other documents filed by or on behalf of Borrower with the Bankruptcy Court in the Case, or distributed by or on behalf of Borrower to any official committee appointed in the Case or to any unofficial committee.

         6.2. FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Lender as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year. Such financial statements shall include a balance sheet and profit and loss statement, and the accountants' management letter, if any, and shall be prepared in accordance with GAAP. Together with the above, Borrower shall also deliver Borrower's Form 10-Qs, 10-Ks or 8-Ks, if any, as soon as the same become available, and any other report reasonably requested by Lender relating to the Collateral and the financial condition of Borrower and a certificate signed by its chief financial officer to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Lender under this Section 6.2 to fairly present its financial condition and that there exists on the date of delivery of such certificate to Lender no condition or event which constitutes an Event of Default.

         6.3. TAX RETURNS, RECEIPTS. Borrower shall deliver to Lender copies of each of its future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof. Borrower further shall promptly deliver to Lender, upon request, satisfactory evidence of Borrower's payment of all withholding and other taxes required to be paid by it.

         6.4. TITLE TO EQUIPMENT. Upon Lender's request, Borrower shall promptly deliver to Lender, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

         6.5. MAINTENANCE OF EQUIPMENT. Borrower shall keep and maintain the Inventory and Equipment in good operating condition and repair, and shall make all necessary replacements thereto so that its value and operating efficiency shall at all times be maintained and preserved. Borrower shall not permit any item of Collateral to become a fixture to real estate or an accession to other property, and the Collateral is now and shall at all times remain Borrower's personal property.

         6.6. TAXES. All Federal, state and local assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its assets or in connection with Borrower's business shall hereafter be paid in full, before they become delinquent or before the expiration of any extension period except for those taxes, assessments and the like being contested by Borrower in good faith and by appropriate proceedings and as to which Borrower has established appropriate reserves, provided, that no Lien is placed on any assets of Borrower during any such contest as a consequence of the failure to pay such tax, assessment or the like. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof.

         6.7. INSURANCE. Borrower, at its expense, shall keep and maintain the Collateral insured against all risk of loss or damage from fire, theft, vandalism, malicious mischief, explosion, sprinklers, and all other hazards and risks of physical damage included within the meaning of the term "extended coverage" in such amounts as are ordinarily insured against by similar businesses. Borrower shall also keep and maintain comprehensive general public liability insurance and property damage insurance, and insurance against loss from business interruption, insuring against all risks relating to or arising from Borrower's ownership and use of the Collateral and its other assets and the operation of its business. All such policies shall be in such form, with such companies and in such amounts as may be reasonably satisfactory to Lender. Borrower shall deliver to Lender certified copies of such policies and evidence of the payments of all premiums therefor upon request. All such policies (except those of public liability and liability property damage) shall contain a Lender's Loss Payable endorsement in a form satisfactory to Lender, naming Lender as sole loss payee thereof, and containing a waiver of warranties. All proceeds payable under such policies shall be payable to Lender. In the event of partial or total destruction of the collateral by fire or other casualty, the insurance proceeds shall, if an Event of Default exists, at the option of Lender, be paid to Lender to reduce the Obligations, or, alternatively, be held in a trust fund with Lender to be disbursed solely for repairs and reconstruction of such collateral or if no Event of Default exists such insurance proceeds shall at the option of Borrower, be applied to reduce the balance owing on the Obligations or be held in a trust fund with Lender to be disbursed solely for repairs and reconstruction of the collateral. Any such trust fund shall be additional security for the Obligations. Borrower shall notify Lender of its exercise of its option as to the use of such insurance proceeds within thirty (30) days of the subject casualty occurrence.

         6.8. LENDER EXPENSES. All reasonable Lender Expenses shall be paid at the same time as all of the Obligations are paid.

         6.9. COMPLIANCE WITH LAW. Borrower shall comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders of governmental authorities relating to Borrower and the conduct of its business.

         6.10. ACCOUNTING SYSTEM. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts and records pertaining to the Collateral containing such information as may from time to time be requested by Lender.

         6.11. COMPLIANCE WITH BANKRUPTCY COURT. Borrower shall comply in full with the notice and other requirements of the Bankruptcy Code and all other applicable rules with respect to any relevant Financing and Cash Collateral Order in a manner acceptable to Lender and its counsel.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

         Borrower covenants and acknowledges that during the Term Borrower shall not undertake any of the following without the prior written consent of Lender:

         7.1. EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of its business as conducted on the date hereof, including but not limited to the sale, lease, disposal, movement, relocation or transfer, whether by sale or otherwise, of any its assets other than the licensing of its Equipment and technology in the ordinary and usual course of its business as presently conducted; incur any indebtedness for borrowed money or any other indebtedness outside the ordinary and usual course of its business as conducted on the date hereof except for renewals or extensions of existing debts permitted by Lender and transactions contemplated by the Bidding Procedures Order (as defined in the Asset Purchase Agreement); make any advance or loan to any third party; or grant a lien on any of its assets except (a) in favor of Lender or (b) the Permitted Liens.

         7.2. CHANGE NAME. Change its name, business structure or identity or add any new fictitious name.

         7.3. MERGE, ACQUIRE. Merge, acquire, or consolidate with or into any other business organization.

         7.4. GUARANTY. Guaranty or otherwise become in any way liable with respect to the obligations of any third party, except by endorsement of instruments or items of payment for deposit to the account of Borrower for negotiation and delivery to Lender.

         7.5. RESTRUCTURE. Make any material change in its financial structure or business operations.

         7.6. PREPAYMENTS. Prepay any existing indebtedness owing to any third party other than expenses in the Budget that are due no later than 15 days thereafter.

         7.7. LOANS AND ADVANCES. Make any loans, advances or extensions of credit to any officer, director, executive employee or shareholder of Borrower (or any relative of any of the foregoing), or to any entity which is a subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower. Notwithstanding the foregoing, Borrower shall be permitted to make reasonable travel expense advances and similarly related expense advances as made in the Borrower's ordinary course of business in accordance with the Approved Budget.

         7.8. CAPITAL EXPENDITURES. Make any capital expenditure, or any commitment therefor, or purchase or lease any real or personal assets or replacement Equipment in excess of sums, if any, set forth for this purpose in the Approved Budget.

         7.9. CONSIGNMENTS OF INVENTORY. Consign any Inventory or Equipment except to persons or entities as to which Borrower has furnished to Lender prior written notice and provided Borrower has filed such UCC-1 financing statements or taken such other action as required by applicable law to perfect Borrower's interest in such consigned Inventory.

         7.10. DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding.

         7.11. ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify or terminate any agreement presently existing or at any time hereafter entered into with any third party for the preparation or storage of Borrower's records of Accounts and financial condition without said party agreeing to provide Lender with information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any such third party in connection with any information requested by Lender hereunder, and agrees that Lender may contact any such party directly in order to obtain such information.

         7.12. BUSINESS SUSPENSION. Suspend or go out of business.

         7.13. BANKRUPTCY CASE. Seek, consent or suffer to exist: (a) any modification, stay, vacation or amendment to any Financing and Cash Collateral Order, unless Lender has consented to such modification, stay, vacation or amendment in writing, (b) a priority claim for any administrative expense or unsecured claim against Borrower (now existing or hereafter arising of any kind or nature whatsoever, including any administrative expense of the kind specified in Section 503(b), 506(c) or 507(b) of the Bankruptcy Code) equal or superior to the priority claim of Lender in respect of the Obligations except as expressly permitted in favor of the Prepetition Secured Lenders as provided in the Financing and Cash Collateral Order, or (c) any Lien on any Collateral, having a priority equal or superior to the liens in favor of Lender in respect of the Obligations except Permitted Liens securing the Secured Prepetition Obligations.

                                   ARTICLE 8

                                EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an Event of Default by Borrower hereunder:

         8.1. FAILURE TO PAY. Borrower's failure to pay when due and payable, or when declared due and payable, any portion of the Obligations (whether prepetition or post-petition, and whether principal, interest, taxes, Lender Expenses, or otherwise);

         8.2. FAILURE TO PERFORM. Borrower's failure to perform, keep or observe any term, provision, condition, representation, warranty, covenant or agreement contained in this Agreement, in any of the Loan Documents, in any Financing and Cash Collateral Order, or in any other present or future agreement between Borrower and Lender. Notwithstanding the foregoing, with respect to a failure of Borrower to timely deliver any Operating Report due on a monthly basis to Lender pursuant to Section 6.1 or to meet any timely delivery obligations under Section 6.3, Lender shall provide Borrower with written notice of any such default hereunder and provide Borrower with five (5) days from receipt of such notice to cure such default. If Borrower fails to cure any such default within this cure period, Lender may exercise any and all of its rights and remedies as set forth in this Agreement;

         8.3. MISREPRESENTATION. Any material misstatement or material misrepresentation now or hereafter exists in any warranty, representation, statement, aging or report made to Lender by, Borrower or any officer, employee, agent or director thereof, or if any such warranty, representation, statement, aging or report is withdrawn by such person;

         8.4. MATERIAL ADVERSE CHANGE. Borrower is enjoined from conducting any part of its business as a debtor in possession, or there is a material adverse change in Borrower's business or financial condition, provided, that the commencement of the Case shall not constitute a material adverse change;

         8.5. LEVY OR ATTACHMENT. Any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes into the possession of any judicial officer or assignee;

         8.6. INJUNCTION AGAINST BORROWER. Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business;

         8.7. GOVERNMENT LIEN. A notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, securing an amount of $10,000 or more upon any of Borrower's assets and the same is not paid on the payment date thereof;

         8.8. DEFAULT TO THIRD PARTY. There is a default in any material post-Filing Date agreement to which Borrower is a party which binds Borrower or any of its assets and which permits the counterparty to exercise its rights and remedies and such counterparty does exercise its rights and remedies;

         8.9. ERISA VIOLATION. A prohibited transaction within the meaning of ERISA Section 406 or IRC Section 1975(c) shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan and such withdrawal could, in the good faith opinion of Lender, have a material adverse effect on the financial condition of Borrower. Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; the voluntary or involuntary termination of any Plan which termination could, in the good faith opinion of Lender, have a material adverse effect on the financial condition of Borrower or Borrower shall fail to notify Lender promptly and in any event within ten (l0) days of the occurrence of an event which constitutes an Event of Default under this clause or would constitute an Event of Default upon the exercise of Lender's judgment;

         8.10. BANKRUPTCY COURT. The Bankruptcy Court enters any order that has not been consented to by Lender: (a) amending, supplementing, altering, staying, vacating, rescinding or otherwise modifying any Financing and Cash Collateral Order or any other order with respect to any of the Case affecting in any material respect this Agreement, (b) appointing a Chapter 11 trustee or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code in any of the Case, (c) dismissing the Case or converting the Case to a Chapter 7 case, (d) permitting a sale of any of Borrower's assets where the proceeds are not used to pay the Prepetition Secured Obligations and the Obligations in cash at the closing of that transaction, or (e) permitting a sale of a material portion of Borrower's assets where all Obligations are not indefeasibly paid in full in cash at the closing of that transaction;

         8.11. JUDGMENTS OR EXECUTION ACTION. There remains undischarged for more than ten (10) days any final post-petition judgment or execution action against Borrower, or relief from the automatic stay of Section 362(a) of the Bankruptcy Code shall be granted to any creditor or creditors of Borrower with respect to assets having an aggregate value in excess of $50,000 or where the deprivation of Borrower of such assets would reasonably be expected to have a material adverse effect on Borrower, considered as a whole;

         8.12. MOTIONS. Borrower files a motion in the Case without Lender's consent (a) except as provided in any Financing and Cash Collateral Order, to use cash collateral under Section 363(c) of the Bankruptcy Code, (b) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, (c) to take any other action or actions adverse to Lender or its rights and remedies hereunder or under any of the other Loan Documents or any of the documents evidencing or creating Lender's interest in any of the Collateral, or (d) to take any other action that would be an Event of Default;

         8.13. ACTIONS. A suit or action against Lender is commenced by Borrower, any federal, state environmental protection or health and safety agency, any shareholder or any official committee in any Case, any suit or action which asserts any claim or legal or equitable remedy contemplating subordination of any claim or lien of Lender or its affiliates, and shall remain undismissed or unstayed for thirty (30) days after its commencement without any preliminary relief of the nature sought having been granted;

         8.14. REORGANIZATION PLAN. Borrower files a plan of reorganization in the Case or a motion for the sale of a material portion of the assets pursuant to Section 363 of the Bankruptcy Code which does not provide for indefeasible payment in full of the Obligations in cash on the effective date thereof or to which Lender does not otherwise consent;

         8.15. BUDGET VARIANCES. If as, of any date, either (a) cumulative expenses and costs exceed the amounts set forth in the Budget by more than five percent, (b) any line item expenses and costs exceed the amounts set forth in the Budget by more than twenty-five percent

(25%), or (c) cumulative collections (that are available for use by the Borrower in the ordinary course of business) are less than the amounts set forth in the Budget by more than ten percent; or

         8.16. CHANGE IN CONTROL. Any Change of Control.

                                   ARTICLE 9

                          LENDER'S RIGHTS AND REMEDIES

         9.1. RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, Lender may, at its election, and the expiration of any applicable cure period without notice of such election and without demand except as provided in paragraph 13 of the Financing and Cash Collateral Order, do any one or more of the following:

         a. Declare all Obligations, whether evidenced by the Loan Documents or otherwise, immediately due and payable in full:

         b. Cease advancing money or extending credit to or for the benefit of Borrower under the Loan Documents or under any other agreement between Borrower and Lender;

         c. Terminate this Agreement as to any future liability or obligation of Lender, but without affecting Lender's rights and security interest in the Collateral and without affecting the Obligations;

         d. Subject to the rights of the holders of the Prepetition Secured Obligations, settle or adjust disputes and claims directly with Account debtors for amounts and upon terms which Lender considers advisable and, in such cases, Lender will credit the Obligations with the net amounts received by Lender in payment of such disputed Accounts, after deducting all Lender Expenses;

         e. Subject to the rights of the holders of the Prepetition Secured Obligations, cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

         f. Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Lender so requires and deliver or make the Collateral available to Lender at a place designated by Lender. Borrower authorizes Lender to enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

         g. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, lease, license or other disposition, advertise for sale, lease, license or other disposition, and sell, lease, license or otherwise dispose of (in the manner provided for herein or in the UCC) the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any asset of a similar nature, pertaining to the Collateral, in completing the production of, advertising for sale, lease, license or other disposition, and sale, lease license or other disposition of the Collateral. Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

         h. Subject to the rights of the holders of the Prepetition Secured Obligations, sell, lease, license or otherwise dispose of the Collateral at either a public or private proceeding, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

         i. Lender shall give notice of the disposition of the Collateral as follows:

              (i) To Borrower and each holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale or other disposition or, if the sale or other disposition is a private sale or some other disposition other than a public sale is to be made, then the time on or after which the private sale or other disposition is to be made;

              (ii) The notice hereunder shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least ten (10) calendar days before the date fixed for the sale or other disposition, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender;

         j. Lender may credit bid and purchase at any public sale;

         k. Any deficiency that exists after disposition of the Collateral as provided herein shall be immediately paid by Borrower. Any excess will be remitted without interest by Lender to the party or parties legally entitled to such excess; and

         l. In addition to the foregoing, Lender shall have all rights and remedies provided by law (including those set forth in the UCC) and any rights and remedies contained in any Loan Documents and all such rights and remedies shall be cumulative.

         9.2. NO WAIVER. No delay on the part of Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under such Loan Documents or otherwise, preclude other or further exercise of any such right, power or privilege.

                                   ARTICLE 10

                   TAXES AND EXPENSES REGARDING THE COLLATERAL

         If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, or fails to perform any of Borrower's other covenants under any of the Loan Documents, then in its discretion and upon prior notice to Borrower, Lender may do any or all of the following: (a) make any payment which Borrower has failed to pay or any part thereof; (b) set up such reserves in Borrower's loan account as Lender, in its reasonable discretion, deems necessary to protect Lender from the exposure created by such failure; (c) obtain and maintain insurance policies of the type described in Section 6.10 and take any action with respect to such policies as Lender deems prudent; or (d) take any other action, in its reasonable discretion, deemed necessary to preserve and protect its interests and rights under the Loan Documents. Any payments made by Lender shall not constitute: (a) an agreement by Lender to make similar payments in the future or
(b) a waiver by Lender of any Event of Default. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

                                   ARTICLE 11

                                     WAIVERS

         11.1. DEMAND, PROTEST. Except as provided in paragraph 13 of the Financing and Cash Collateral Order, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, and notice of nonpayment at maturity and acknowledges that Lender may compromise, settle or release, without notice to Borrower, any Collateral and/or guaranties at any time held by Lender. Borrower hereby consents to any extensions of time of payment or partial payment at, before or after the Termination Date.

         11.2. NO MARSHALING. Borrower, on its own behalf and on behalf of hereby expressly waives all rights, if any, to require a marshaling of assets by Lender or to require that Lender first resort to some portion(s) of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

         11.3. LENDER'S NON-LIABILITY FOR INVENTORY OR EQUIPMENT OR FOR PROTECTION OF RIGHTS. So long as Lender complies with its obligations, if any, under Section 9-207 of the UCC, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Inventory or Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of the Inventory or Equipment shall be borne by Borrower. Lender shall have no obligation to protect any rights of Borrower against any person obligated on any Collateral.

                                   ARTICLE 12

                                     NOTICES

         Unless otherwise provided herein, all consents, waivers, notices or demands by any party relating to the Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be telecopied (followed up by a mailing), personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to Borrower or to Lender, as the case may be, at their addresses set forth below

         IF TO BORROWER:   Princeton Video Image, Inc.
                           15 Princess Road
                           Lawrenceville, New Jersey 08648
                           Attn: President
                           Fax # (609) 912-0044

         WITH A COPY TO:   Fox Rothschild LLP
                           P.O. Box 5231
                           Princeton, NJ 08543-523
                           Attn:  Hal L. Baume, Esq.
                           Fax # (609) 896-1469

         WITH A COPY TO:   Smith, Stratton, Wise, Heher & Brennan, LLP
                           660 College Road East
                           Princeton, NJ 08540-
                           Attn: Richard J. Pinto
                           Fax # (609) 987-6651

         WITH A COPY TO:   Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue
                           New York, NY 10176
                           Attn:  Christopher P. Davis and David Parker
                           Fax # (212) 986-8866

         IF TO LENDER:     Lowenstein Sandler PC
                           65 Livingston Avenue
                           Roseland, New Jersey  07068
                           Attn:  Kenneth A. Rosen, Esq.
                           Paul Kizel, Esq.
                           Fax # (973) 597-2479
                           Fax # (973) 597-2400

         WITH A COPY TO:   Sullivan & Cromwell, LLP
                           125 Broad Street
                           New York, New York  10004-2498
                           Attn:  Robert W. Downes, Esq.
                                  Amy C. Wu, Esq.
                           Fax # (212) 558-3588

         Any party may change the address at it is to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Article 12 shall be deemed received on the earlier of the date of actual receipt or five (5) calendar days after the deposit thereof in the mail or on the date telecommunicated if telecopied. The failure to provide a copy of any notice, consent, waiver, demand or other document or communication to Borrower's or Lender's counsel as indicated above shall not affect its validity.

                                   ARTICLE 13

                               GENERAL PROVISIONS

         13.1. EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and executed and delivered by Lender.

         13.2. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Without notice to or the consent of Borrower, Lender may assign this Agreement and its rights and duties hereunder and Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business. Borrower and Lender do not intend any of the benefits of the Loan Documents to inure to any third party, and no third party shall be a third party beneficiary hereof or thereof.

         13.3. SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only.

         13.4. INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

         13.5. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of such provision.

         13.6. AMENDMENTS IN WRITING. This Agreement cannot be changed or terminated orally. This Agreement is the entire agreement between the parties with respect to the matters contained herein. This Agreement supersedes all prior agreements, understandings and negotiations, if any, all of which are merged into this Agreement.

         13.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same Agreement.

         13.8. INDEMNIFICATION. Borrower hereby indemnifies, protects, defends and saves harmless Lender and any member, officer, director, official, agent, employee and attorney of Lender, and their respective heirs, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents and the transactions contemplated therein or the Collateral (unless caused by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (a) losses, damages, expenses or liabilities sustained by Lender in connection with any environmental cleanup or other remedy required or mandated by any Environmental Law; (b) breach of any material representation or warranty contained in any Loan Documents; (c) the failure of Borrower to perform any obligations required to be performed by Borrower under the Loan Documents; and (d) the ownership, construction, occupancy, operations, use and maintenance of any of Borrower's assets. The provisions of this Section 13.8 shall survive termination of this Agreement and the other Loan Documents.

                                   ARTICLE 14

                   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         THE VALIDITY OF THE LOAN DOCUMENTS, THEIR CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THE LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE STATE OF NEW YORK, THE BANKRUPTCY COURT, AND/OR THE FEDERAL COURTS WHOSE VENUE INCLUDES THE STATE OF NEW YORK, OR AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH Lender SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER AND LENDER EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING UNDER THE LOAN DOCUMENTS OR RELATING TO THE DEALINGS OF BORROWER AND LENDER AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON

CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS ARTICLE 14.

         Borrower and Lender have executed this Agreement as of the date first above written.

                                  PRINCETON VIDEO IMAGE, INC.
                                  a Delaware corporation, Debtor in Possession



                                  By:
                                     ---------------------------------
                                        Name:
                                        Title:

                                  PVI VIRTUAL MEDIA SERVICES, LLC
                                  a Delaware limited liability company, Lender



                                  By:
                                     ---------------------------------
                                        Name:
                                        Title:

                                  UPDATE/SEARCH

EXHIBIT
-------

Exhibit A          Form of Borrowing Request
Exhibit B          Initial Budget

SCHEDULES
---------

Schedule 5.1(a)    Permitted Liens
Schedule 5.1(b) Prepetition Secured Loan Documents and Prepetition Secured Obligations
Schedule 5.2       Locations of Inventory and Equipment
Schedule 5.5       Other Names
Schedule 5.9       Litigation
Schedule 5.14      Intellectual Property
Schedule 5.15      Equity Interests

                                    EXHIBIT A

                            FORM OF BORROWING REQUEST

[DATE]

PVI Virtual Media Services, LLC
[---------]
[---------]
Attention:  [_________]

Reference is made to the Loan and Security Agreement, dated as of May __, 2003, among PVI Virtual Media Services, LLC ("Lender") and Princeton Video Image, Inc. ("Borrower") (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein that are defined in the Loan Agreement shall have the meanings therein defined.


Pursuant to Section 2.3 of the Loan Agreement, the Borrower hereby gives notice of its request for an Advance in the principal amount of $_______ on ______ __, 200_.

The Borrower hereby certifies that:
          (i)  this  request  for an  Advance  is made in  accordance  with  the provisions set forth in Section 2.1 of the Loan Agreement;
          (ii) the funds will be used in accordance with the Approved Budget;
          (iii) after giving effect to the requested Advance, the aggregate Advances made to date will total $__________________; and
          (iv) the aggregate "Cash Shortfall" for the period beginning on the Filing Date and ending as of the end of the most-recently ended semi-monthly period reflected in the Approved Budget is $___________.

The Borrower hereby further certifies that on the date hereof and on the date of the proposed new Advance, and after giving effect to the Advance requested hereby, there exists and shall exist no Event of Default, each of the representations and warranties contained in each Loan Document is and shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects at such earlier date.

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed by its authorized representative as of the date and year first written above.

PRINCETON VIDEO IMAGE, INC.


By:
   ------------------------------------
Name:
Title: